UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2019

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  855-979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2019, WPX Energy, Inc. (the “Company”) entered into a Third Amendment to the Second Amended and Restated Credit Agreement among the Company and certain of its wholly-owned subsidiaries signatory thereto as guarantors, Wells Fargo Bank, National Association, as a lender, swingline lender and administrative agent and the other lenders party thereto (the “Third Amendment”) in order to effect, among other things, the amendments described below. The Third Amendment amends the Second Amended and Restated Credit Agreement, dated as of March 18, 2016 (the “Credit Agreement”) to, among other things, allow the Company to elect during any Collateral Trigger Period that scheduled redeterminations of the borrowing base be made annually on April 1 instead of semi-annually so long as (i) the consolidated net leverage ratio of the Company is less than or equal to 3.00 to 1.00, and (ii) the aggregate elected commitment borrowing base percentage is greater than or equal to 25%.  In addition, the Third Amendment has modified the threshold applicable to borrowing base redeterminations in the context of sales or dispositions of oil and gas properties from a trigger at 5% of the borrowing base value attributable to such properties to, in the event the Company has elected an annual redetermination, the lesser of 10% and the amount that the aggregate elected commitment borrowing base percentage exceeds 20% (but in no event less than 5%).  The aggregate elected commitment borrowing base percentage is calculated as the fraction expressed as a percentage (i) the numerator of which is the difference between the borrowing base and the aggregate elected commitments, and (ii) the denominator of which is the borrowing base.

The foregoing summary of the Credit Agreement amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Third Amendment to the Second Amended and Restated Credit Agreement dated April 22, 2019, by and among the Company and certain of its wholly-owned subsidiaries signatory thereto as guarantors, Wells Fargo Bank, National Association, as lender, Swingline Lender and Administrative Agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED:  April 23, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Amendment to the Second Amended and Restated Credit Agreement dated April 22, 2019, by and among the Company and certain of its wholly-owned subsidiaries signatory thereto as guarantors, Wells Fargo Bank, National Association, as lender, Swingline Lender and Administrative Agent and the lenders party thereto.